         AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 14, 2000.
                                                      REGISTRATION NO. 333-
________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              -------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              -------------------

                          HONEYWELL INTERNATIONAL INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                    DELAWARE                                        22-2640650
        (STATE OR OTHER JURISDICTION OF                          (I.R.S. EMPLOYER
         INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NUMBER)

                               101 COLUMBIA ROAD
                                 P.O. BOX 4000
                       MORRISTOWN, NEW JERSEY 07962-2497
                                 (973) 455-2000
             (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              -------------------

                            PETER M. KREINDLER, ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                          HONEYWELL INTERNATIONAL INC.
                               101 COLUMBIA ROAD
                     MORRIS TOWNSHIP, NEW JERSEY 07962-2497
                                 (973) 455-2000
                    (NAME, ADDRESS, INCLUDING ZIP CODE, AND
                     TELEPHONE NUMBER OF AGENT FOR SERVICE)

                              -------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                              -------------------

                        CALCULATION OF REGISTRATION FEE

                                                                     PROPOSED MAXIMUM
                                                   PROPOSED MAXIMUM     AGGREGATE
TITLE OF EACH CLASS OF SECURITIES   AMOUNT TO BE    OFFERING PRICE       OFFERING         AMOUNT OF
         TO BE REGISTERED            REGISTERED      PER SHARE(1)        PRICE(1)      REGISTRATION FEE
----------------------------------  ------------   ----------------  ----------------  -----------------
Common Stock, par value $1.00 per
  share...........................  38,252 shares     $52.96875         $2,026,161         $534.91

(1) Estimated in accordance with Rule 457(h) of the Securities Act of 1933 solely for the purpose of calculating the registration fee based upon an assumed price of $52.96875, the average of the high and low sales prices of the Common Stock of Honeywell International Inc. on the New York Stock Exchange Composite Tape on April 10, 2000.

(2) Does not include shares of common stock of Honeywell International Inc. covered by Registration Statement No. 333-49455 being carried over to this Registration Statement or the registration fee previously paid with respect to such shares of common stock.

    Pursuant to Rule 429 under the Securities Act, the prospectus included in this Registration Statement also relates to 525,208 shares of common stock registered and remaining unsold as of the date of filing of this Registration Statement under Registration Statement No. 333-49455 previously filed by the Registrant, with respect to which the filing fee of $6,570.28 has previously been paid to the Commission. This Registration Statement constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-49455.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
________________________________________________________________________________

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

               SUBJECT TO COMPLETION, DATED AS OF APRIL 14, 2000.

PROSPECTUS

                                 563,460 SHARES

                                [HONEYWELL LOGO]

                          HONEYWELL INTERNATIONAL INC.
                               101 COLUMBIA ROAD
                       MORRIS TOWNSHIP, NEW JERSEY 07962
                                 (973) 455-2000

                                  COMMON STOCK

                              -------------------

    This prospectus relates to the offering for resale of 563,460 shares of common stock of Honeywell International Inc. (formerly known as AlliedSignal Inc.). All of the common stock being registered may be offered and sold from time to time by certain selling stockholders of Honeywell. Honeywell will not receive any proceeds from the sale of the common stock by the selling stockholders.

    Our common stock is listed on the New York, Chicago and Pacific stock exchanges under the symbol 'HON'. On April 13, 2000, the last reported sales price for the common stock was $55 7/16 per share.

    YOU SHOULD READ THE 'RISK FACTORS' SECTION ON PAGE 3 OF THIS PROSPECTUS FOR A DESCRIPTION OF VARIOUS RISKS IN EVALUATING WHETHER TO BUY THE COMMON STOCK.

                              -------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              -------------------

              THE DATE OF THIS PROSPECTUS IS                    .

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Risk Factors................................................    3
Honeywell...................................................    4
Selling Stockholders........................................    5
Manner of Offering..........................................    5
Experts.....................................................    6
Legal Opinion...............................................    7
Where You Can Find More Information.........................    7
Cautionary Statement Concerning Forward-Looking
  Statements................................................    8

                              -------------------

    You should rely only on the information incorporated by reference or provided in this prospectus. We have authorized no one to provide you with different information. These securities are not being offered in any state where such offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of the prospectus.

                                  RISK FACTORS

    A LARGE DECLINE IN THE AEROSPACE MARKET COULD HAVE A NEGATIVE IMPACT ON OUR REVENUES AND RESULTS OF OPERATIONS, GIVEN THAT A SIGNIFICANT PERCENTAGE OF OUR SALES ARE TO AEROSPACE CUSTOMERS.

    In 1999, approximately 42% of our sales were to aerospace customers. Approximately 15% of our 1999 sales were to original equipment aerospace manufacturers. If there were a large decline in sales of aircraft that use our components, our sales revenue and results of operations could be negatively impacted. In addition, approximately 19% of our 1999 sales were to aftermarket customers of aerospace products and services. If there were a large decline in the operation of aircraft that use our components or services, our sales revenue and results of operations could be negatively impacted.

    THE PRICE OF THE COMMON STOCK MAY BE ADVERSELY AFFECTED IF THE COST SAVINGS AND SALES ENHANCEMENTS EXPECTED AS A RESULT OF THE INTEGRATION OF ALLIEDSIGNAL INC. AND HONEYWELL INC. ARE NOT REALIZED.

    We expect that our integration following our combination on December 1, 1999 will provide significant cost savings and enhanced sales. However, our success in realizing these cost savings and sales enhancements, and the timing of this realization, depends on the quality and speed of the integration of the two companies. Our integration team has identified specific areas for cost savings and has developed a comprehensive plan for the integration of our two companies. However, we may not realize the cost savings and sales enhancements that we anticipate from integrating our operations as fully or as quickly as we expect for a number of reasons, including:

         our large size and worldwide presence and the resulting complexity of our organizations;

         errors in our planning or integration; and

         unexpected events such as major changes in the markets in which we operate.

    If we do not realize the cost savings and sales enhancements that we anticipate from integrating our operations as fully or as quickly as we expect, the price of our common stock may decline.

    WE MAY BE REQUIRED TO MAKE SIGNIFICANT PAYMENTS WHEN OUR LITIGATION WITH LITTON SYSTEMS, INC. IS RESOLVED.

    Litton Systems, Inc. has filed two lawsuits against us alleging that we engage in monopolistic practices in violation of federal antitrust laws and infringed a Litton patent. Depending on the ultimate resolution of these lawsuits, including possible settlement thereof, we may be required to make significant payments.

    In January 1999, a federal District Court entered a $750 million judgment against us on Litton's antitrust claim. On September 23, 1999, the District Court made certain dispositive rulings which in effect reduced that judgment to $660 million plus attorney fees and costs of approximately $35 million. Both parties have appealed the judgment to the U.S. Court of Appeals for the Ninth Circuit. Our obligation to satisfy this judgment is suspended pending the appeals.

    In January 1995, a $1.2 billion jury verdict rendered against us in the patent infringement suit was set aside by a federal District Court. On appeal, the Litton patent was found to be valid but not literally infringed by us. The matter was returned to the District Court for further review under the so-called doctrine of equivalents. On September 23, 1999 the District Court granted our motions for judgment as a matter of law as to all of Litton's remaining patent infringement and state law claims. Litton is expected to once again seek an appeal and another jury trial.

    Although it is not possible at this time to predict the result of any eventual appeals in these cases, potential remains for an adverse outcome which could be material to our financial position or results of operations. As a result of the uncertainty regarding the outcome of this litigation, no provision has been made in the financial statements with respect to this contingent liability.

                                   HONEYWELL

    Honeywell, a Delaware corporation, is a diversified technology and manufacturing leader, serving customers worldwide with aerospace products and services; control technologies for buildings, homes and industry; automotive products; power generation systems; specialty chemicals; fibers; plastics; and electronic and advanced materials. We employ approximately 120,000 people in 95 countries.

    Honeywell results from the combination on December 1, 1999 of AlliedSignal Inc. and Honeywell Inc. In connection with the combination, AlliedSignal Inc. changed its name to Honeywell International Inc.

                              SELLING STOCKHOLDERS

    The following table sets forth certain information with respect to the shares of common stock beneficially owned and being offered under this prospectus by the stockholders listed below. All of the common stock offered hereby was issued to or for the benefit of Tensor, Inc. or Tensor's stockholders in accordance with an Agreement and Plan of Reorganization between Tensor and Honeywell dated March 31, 1998 (the 'Acquisition Agreement'). The common stock offered by this prospectus was issued in exchange for substantially all of the assets of Tensor in accordance with the Acquisition Agreement. The offer and sale of the common stock offered by this prospectus is being registered pursuant to registration rights granted the selling stockholders in connection with our acquisition of Tensor's assets.

                                                                                     SHARES OF
                                                      SHARES OF      SHARES OF      COMMON STOCK
                                                     COMMON STOCK   COMMON STOCK    BENEFICIALLY
                                                     BENEFICIALLY     OFFERED       OWNED AFTER
                       NAME                            OWNED(1)      HEREBY(1)     OFFERING(1)(2)
                       ----                            --------      ---------     --------------
George F. Roberts(3)...............................    314,826        313,347           1,479
Robert L. Waters(4)................................    111,901        111,547             354
John L. Marsh......................................     33,368         33,368               0
Edward C. Fraser and Marjorie E. Fraser, Trustees
  of The Fraser Revocable Inter Vivos Trust dated
  June 30, 1982....................................      5,600          5,193             407
Henry S. More and Adelle A. More, Trustees of the
  More Family 1998 Trust dated March 20, 1998......     26,367         25,963             404
Lawrence R. Bulduc and Shirley A. Bulduc, Trustees
  of the Lawrence R. Bulduc and Shirley A. Bulduc
  1996 Revocable Trust dated April 24, 1996........     17,231         17,001             230
Hart-Wood & Co., a Professional Corporation........     15,802         15,802               0
Sarah Heather......................................      9,602          9,602               0
Tensor, Inc........................................     31,637         31,637               0

---------

(1) Less than 1% of common stock outstanding. The number of shares of common stock set forth in the table are as of January 31, 2000, as adjusted for additional shares of common stock issued to the selling stockholders pursuant to the Acquisition Agreement between January 31, 2000 and the date of this prospectus.

(2) Assumes all shares of common stock offered hereby are sold in this offering. There is no assurance that the selling stockholders will sell any or all of the shares of common stock offered hereby.

(3) Includes 8,097 shares of common stock held in escrow subject to certain contingencies in connection with the Acquisition Agreement.

(4) Includes 4,049 shares of common stock held in escrow subject to certain contingencies in connection with the Acquisition Agreement.

    Messrs. Roberts, Waters, Fraser, More and Bulduc became employees of Honeywell at the time of the acquisition of Tensor assets by Honeywell, at which time they entered into retention agreements with Honeywell.

                               MANNER OF OFFERING

    The shares of common stock offered by this prospectus may be sold from time to time by the selling stockholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on one or more stock exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The shares of common stock may be sold in one or more of the following:

         a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this prospectus;

         an exchange distribution in accordance with the rules of such exchange; and

         ordinary brokerage transactions and transactions in which the broker solicits purchasers.

    In effecting sales, broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in resales.

    In connection with distribution of the shares of common stock offered by this prospectus or otherwise, the selling stockholders may:

         enter into hedging transactions with broker-dealers and in connection with such transactions, broker-dealers may engage in short sales of shares of common stock registered hereunder in the course of hedging the positions they assume with the selling stockholders;

         sell shares of common stock short and redeliver the shares of common stock registered hereunder to close out such short positions;

         enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares of common stock registered hereunder, which the broker-dealer may resell or otherwise transfer pursuant to this prospectus;

         loan or pledge the shares of common stock registered hereunder to a broker-dealer and the broker-dealer may sell the shares of common stock so loaned or upon default the broker-dealer may effect sales of the pledged shares pursuant to this prospectus;

         pledge shares of common stock registered hereunder to a lender other than a broker-dealer, and upon default such lender may sell the pledged shares of common stock pursuant to this prospectus; or

         contribute or sell shares of common stock offered hereunder to trusts or other entities for the benefit of the contributing selling stockholder and members of his or her family.

    Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholders in amounts to be negotiated in connection with the sale of common stock. Such broker-dealers and any other participating broker-dealers may be deemed to be 'underwriters' within the meaning of the Securities Act of 1933 in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any securities covered by the prospectus which qualify for sale under Rule 144 under the Securities Act may be sold pursuant to Rule 144 rather than pursuant to this prospectus.

    All costs, expenses and fees in connection with the registration of the shares of common stock offered hereby shall be borne by Honeywell. Commissions and discounts, if any, attributable to the sales of shares of common stock hereunder will be borne by the selling stockholders. The selling stockholders may agree to indemnify any broker-dealer or agent that participates in transaction involving sales of shares of common stock against certain liabilities, including liabilities arising under the Securities Act. Honeywell has agreed to indemnify the selling stockholders against certain liabilities in connection with the offering of the shares of common stock under this prospectus, including liabilities arising under the Securities Act.

                                    EXPERTS

    The audited financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of Honeywell International Inc. for the year ended December 31, 1999, except as they relate to Honeywell Inc. (a wholly-owned subsidiary of Honeywell International Inc.) as of and for the two years ended December 31, 1998, have been audited by PricewaterhouseCoopers LLP, independent accountants, and, insofar as they relate to Honeywell Inc. as of and for the two years ended December 31, 1998, by Deloitte & Touche LLP, independent accountants. Such financial statements have been so incorporated in reliance on the reports of such independent accountants given on the authority of such firms as experts in auditing and accounting.

                                 LEGAL OPINION

    The legality of the common stock offered by this prospectus is being passed upon for Honeywell by J. Edward Smith, Assistant General Counsel, Corporate and Finance, of Honeywell. Mr. Smith owns shares of common stock and has options to purchase additional shares of common stock.

                      WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in the following locations:

Public Reference Room        New York Regional Office     Chicago Regional Office
450 Fifth Street, N.W.       7 World Trade Center         Citicorp Center
Room 1024                    Suite 1300                   500 West Madison Street
Washington, DC 20549         New York, NY 10048           Suite 1400
                                                          Chicago, IL 60661

Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

    You may also inspect reports, proxy statements and other information about Honeywell at the offices of the New York Stock Exchange Inc., 20 Broad Street, New York, NY 10005; the Chicago Stock Exchange, One Financial Place, 440 South LaSalle Street, Chicago, IL 60605; and the Pacific Exchange, 301 Pine Street, San Francisco, CA 94104.

    The SEC allows us to 'incorporate by reference' into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information filed with the SEC after the date of this prospectus will update and supersede information on file with the SEC as of the date of this prospectus. We incorporate by reference:

HONEYWELL'S SEC FILINGS (FILE NO. 1-8974)      DESCRIPTION, PERIOD OR DATE
-----------------------------------------      ---------------------------
Annual Report on Form 10-K                     Year ended December 31, 1999
Current Reports on Form 8-K                    Filed January 21, February 14 and February 29, 2000
Registration Statement on Form 8-B             Filed August 16, 1985, containing a description of
                                               the common stock

    We incorporate by reference additional documents that we may file with the SEC after the date of this prospectus. These documents include periodic reports, which may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

    You can obtain any of the documents incorporated by reference in this prospectus through us, or from the SEC through the SEC's web site at the address provided above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus free of charge by requesting them in writing or by telephone from us at the following address and telephone number:

       Honeywell International Inc.
       101 Columbia Road
       P.O. Box 2245
       Morris Township, NJ 07962-2245
       Attention: Corporate Publications
       Telephone No.: (973) 455-5402

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

    We have made forward-looking statements in this document and in documents that are incorporated by reference in this document that are subject to risks and uncertainties. Forward-looking statements include information concerning possible or assumed future actions, events or results of operations of Honeywell. Forward-looking statements include the information in this document, specifically, regarding:

    efficiencies                               business diversification
    cost savings                               future economic performance
    sales enhancements                         future acquisitions
    income and margins                         management's plans
    earnings per share                         business portfolios
    free cash flow growth                      merger integration related expenses

With respect to all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

    You should understand that the following important factors, in addition to those discussed elsewhere in this document and in the documents which are incorporated by reference, could affect the future results of Honeywell and could cause those results or other outcomes to differ materially from those expressed or implied in our forward-looking statements:

ECONOMIC AND INDUSTRY CONDITIONS

     materially adverse changes in economic and industry conditions and customer demand generally or in the markets served by us supply and demand for and pricing of supplies and components changes in demographics and consumer preferences or demands for our goods and services fluctuations of foreign currencies

COMPETITIVE FACTORS

     the competitiveness of product substitutes

     the actions of competitors

     new technologies

     industry consolidation

     deregulation

OPERATING FACTORS

     supply disruptions

     acquisitions or divestitures

     changes in operating conditions and costs

     risks relating to performance of contracts, including dependence on performance of third-parties availability of intellectual property rights for newly developed products changes in regulatory environment

     the challenges inherent in diverting management's focus and resources from other strategic opportunities and from operational matters during merger integration the impact of the loss of employees

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission Registration Fee.........  $   535
Printing....................................................    2,000*
Accountants' Fees and Expenses..............................    8,000*
Miscellaneous Expenses......................................    1,465*
                                                              -------
    Total...................................................  $12,000*
                                                              -------
                                                              -------

---------

*  Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law (DGCL) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits, proceedings whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation -- a `derivative action'), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, shareowner vote, agreement, or otherwise.

    Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its shareowners for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duly of loyalty to the corporation or its shareowners,
(ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of unlawful dividends or unlawful stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

    Under Article ELEVENTH of Honeywell's Restated Certificate of Incorporation, each person who is or was a director or officer of Honeywell, and each director or officer of Honeywell who serves or served any other enterprise or organization at the request of Honeywell, shall be indemnified by Honeywell to the full extent permitted by the Delaware General Corporation Law.

    Under the DGCL, to the extent that such a person is successful on the merits or otherwise in defense of a suit or proceeding brought against such person by reason of the fact that such person is or was a director or officer of Honeywell, or serves or served any other enterprise or organization at the request of Honeywell, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection with such action.

    If unsuccessful in defense of a third-party civil suit or a criminal suit, or if such a suit is settled, such a person shall be indemnified under such law against both (1) expenses (including attorneys' fees) and (2) judgments, fines and amounts paid in settlement if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of Honeywell, and with respect to any criminal action, had no reasonable cause to believe such person's conduct was unlawful.

    If unsuccessful in defense of a suit brought by or in the right of Honeywell, or if such suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys' fees) actually and reasonably incurred in the defense or settlement of such suit if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of Honeywell except that if such a person is adjudged to be liable in such suit to Honeywell, such person cannot be made whole even for expenses unless the court determines that such person is fairly and reasonably entitled to indemnity for such expenses.

    In addition, Honeywell maintains directors' and officers' reimbursement and liability insurance pursuant to standard form policies. The risks covered by such policies include certain liabilities under the securities laws.

ITEM 16. EXHIBITS


EXHIBIT NO.
-----------
      2  -- Agreement and Plan of Reorganization between Tensor, Inc.
            and AlliedSignal Inc. dated March 31, 1998 (incorporated
            by reference to Exhibit 2 to our Registration Statement on
            Form S-3 filed April 6, 1998 (Reg. No. 333-49455).
    4.1  -- Honeywell's Restated Certificate of Incorporation
            (incorporated by reference to Exhibit 3(i) to our
            Form 8-K filed December 3, 1999).
    4.2  -- Honeywell's By-laws, as amended (incorporated by
            reference to Exhibit 3(ii) to our Form 8-K filed
            December 3, 1999).
      5  -- Opinion of J. Edward Smith, Esq., with respect to the legality of the securities being registered hereby (filed
            herewith).
   23.1  -- Consent of PricewaterhouseCoopers LLP (filed herewith).
   23.2  -- Consent of Deloitte & Touche LLP (filed herewith).
   23.3  -- The consent of J. Edward Smith, Esq. is contained in his opinion filed as Exhibit 5 to this registration statement.
     24  -- Powers of Attorney (filed herewith).

ITEM 17. UNDERTAKINGS

    (a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(b)
    under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Morris, State of New Jersey, on the 14th day of April, 2000.

                                          HONEYWELL INTERNATIONAL INC.

                                          By:       /s/ RICHARD F. WALLMAN
                                              ..................................
                                                     RICHARD F. WALLMAN
                                               SENIOR VICE PRESIDENT AND CHIEF
                                                      FINANCIAL OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the dates indicated.

                   NAME                                    TITLE                         DATE
                   ----                                    -----                         ----
                    *                       Director, Chairman and Chief
 .........................................    Executive Officer
         (MICHAEL R. BONSIGNORE)

                    *                       Director
 .........................................
            (HANS W. BECHERER)

                    *                       Director
 .........................................
           (GORDON M. BETHUNE)

                    *                       Director
 .........................................
           (MARSHALL N. CARTER)

                    *                       Director
 .........................................
           (JAIME CHICO PARDO)

                    *                       Director
 .........................................
              (ANN M. FUDGE)

                    *                       Director
 .........................................
            (JAMES J. HOWARD)

                    *                       Director
 .........................................
              (BRUCE KARATZ)

                    *                       Director
 .........................................
           (ROBERT P. LUCIANO)

                    *                       Director
 .........................................
           (RUSSELL E. PALMER)

                    *                       Director
 .........................................
           (IVAN G. SEIDENBERG)

                    *                       Director
 .........................................
            (ANDREW C. SIGLER)

                   NAME                                    TITLE                         DATE
                   ----                                    -----                         ----
                    *                       Director
 .........................................
            (JOHN R. STAFFORD)

                    *                       Director
 .........................................
           (MICHAEL W. WRIGHT)

          /S/ RICHARD F. WALLMAN            Senior Vice President and Chief         April 14, 2000
 .........................................    Financial Officer (Principal
           (RICHARD F. WALLMAN)               Financial Officer)

        /S/ RICHARD J. DIEMER, JR.          Vice President and Controller           April 14, 2000
 .........................................    (Principal Accounting Officer)
         (RICHARD J. DIEMER, JR.)

      *      /S/ PETER M. KREINDLER                                                 April 14, 2000
By:  .....................................
           (PETER M. KREINDLER
            ATTORNEY-IN-FACT)

                                 EXHIBIT INDEX


EXHIBIT
  NO.                           DESCRIPTION                           PAGE
  ---                           -----------                           ----
  1    --Omitted (inapplicable)...................................
  2    --Agreement and Plan of Reorganization between Tensor, Inc.
         and AlliedSignal Inc. dated March 31, 1998 (incorporated
         by reference to Exhibit 2 to our Registration Statement on
         Form S-3 filed April 6, 1998 (Reg. No. 333-49455)........
  4.1  --Honeywell's Restated Certificate of Incorporation
         (incorporated by reference to Exhibit 3(i) to our Form 8-K filed December 3, 1999)..................................
  4.2  --Honeywell's By-laws, as amended (incorporated by
         reference to Exhibit 3(ii) to our Form 8-K filed
         December 3, 1999)........................................
  5    --Opinion of J. Edward Smith, Esq., with respect to the
         legality of the securities being registered hereby (filed
         herewith)................................................
  8    --Omitted (inapplicable)...................................
 12    --Omitted (inapplicable)...................................
 15    --Omitted (inapplicable)...................................
 23.1  --Consent of PricewaterhouseCoopers LLP (filed herewith)...
 23.2  --Consent of Deloitte & Touche LLP (filed herewith)........
 23.3  --The consent of J. Edward Smith, Esq. is contained in his opinion filed as Exhibit 5 to this registration
         statement................................................
 24    --Powers of Attorney (filed herewith)......................
 25    --Omitted (inapplicable)...................................
 26    --Omitted (inapplicable)...................................
 27    --Omitted (inapplicable)...................................
 28    --Omitted (inapplicable)...................................
 99    --Omitted (inapplicable)...................................